UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 27, 2007
Date of Report

OUTBACK ENERGY CORPORATION
(formerly Claron Ventures, Inc.)

(Exact name of Registrant as Specified in its Charter)

Nevada	333-129664	98-0470356
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

#2-630 2ND AVE. SASKATOON, SASKATCHEWAN, S7K-2C8 CANADA
(Address of Principal Executive Offices)

(306)-374-1753
(Registrant's Telephone Number)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Trevor Sali has resigned as Secretary and Treasurer of the Registrant, effective June 22, 2007. He will remain as President of the Issuer and on the Board of Directors.

Dennis Mee, the Registrant's CFO has been appointed as a Director and Secretary, Treasurer of the Registrant, effective June 22, 2007.

Mr. Mee, age 64, is a resident of Vancouver, British Columbia, Canada.

Mr. Mee is a Chartered Accountant (C.A.) and received his degree while working at the KPMG office in Toronto, Ontario, Canada.

Currently, Mr. Mee is the owner and President of Part Time CFO Inc., a firm that specializes in providing financial management to start-up companies both in the private and public sector.

Mr. Mee's business experience includes acting as the Chief Financial or Operational Officer for a variety of small to mid size public and private companies in the telecommunication, health and distribution industries. Mr. Mee has gained valuable experience on both side of the business cycle, having led teams through major downsizing and restructurings along with start-up companies that have experienced explosive growth.

Recently Mr. Mee spent over five years with a North American start-up health product company that grew to $135 million in annual sales in 2 and a half years. Prior to that he was the CFO of Cable & Wireless Telecommunication Canada Ltd. and served on their Board of Directors.

Mr. Mee holds a Bachelor of Commerce (honors) Degree, is a member of both the British Columbia and Ontario Institute of Chartered Accountants and is also a member of F.E.I. (Financial Executives Institute).

Mr. Mee is currently the Director, CFO and Interim President of Fortified Holdings Corp. (formerly Aegis Industries, Inc.), a reporting issuer.

He is also currently the Director, Secretary, Treasurer and CFO of South Sea Energy Corp., which is also a reporting issuer.

Dennis Mee has not engaged in any related party transactions with the Registrant in the previous two years.

The Registrant and Dennis Mee have entered into a compensation agreement. The compensation agreement calls for Mr. Mee to receive US$4,000 in compensation per month plus applicable sales taxes as the party to the agreement itself is his consulting company. There is not, as of the date of this report, an equity incentive, stock option or other similar arrangement in place between Mr. Mee and the Registrant.

EXHIBITS

Not Applicable

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK ENERGY CORPORATION

By: /s/ Dennis Mee
Dennis Mee, Director, Secretary, Treasurer and CFO

Dated: June 27, 2007